Exhibit 99.1

Beneficient Appoints Patrick J. Donegan to Board of Directors

Dallas, TX – October 4, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled financial services holding company, today announced the appointment of Patrick J. Donegan as an independent member of the Company’s Board of Directors as of September 30, 2024. In addition to being an independent director, he was appointed to serve on the Audit, Products and Related Party Transactions, Credit and Enterprise Risk committees of the Board.

Mr. Donegan brings almost thirty years of compliance, legal, banking and capital markets experience to Ben, having held various senior compliance positions, including as Chief Compliance Officer, for bank holding companies and broker dealers and as Assistant General Counsel for a securities company. Over the course of his career, Mr. Donegan has attained eleven FINRA licenses and two certifications from the American Bankers Association, including the Certified Regulatory Compliance Mangers designation, and currently holds a Certified Anti-Money Laundering Specialist certification.

“Our Board worked to identify a new, independent director who would bring unique skills and senior experience to support Ben’s commitment to operate using industry best practices,” said Beneficient’s CEO and Chairman Brad Heppner. “I am pleased to welcome Patrick to Ben’s Board. Patrick’s extensive legal and regulatory compliance experience – specifically within the FinTech industry – will provide valuable leadership and governance insights to the Board.”

Mr. Donegan received a Bachelor of Science in Accounting from St. John’s University and a J.D. from St. John’s University School of Law. Mr. Donegan currently serves as a Senior Adviser at Premier Consulting Partners, Inc., a consulting firm focused on operational risk evaluation and compliance, and previously served as the Global Chief Compliance Officer of OKX Group from August 2023 to January 2024. From 2015 to 2023, Mr. Donegan held various leadership positions at Signature Bank, including Chief Compliance Officer, Senior Vice President and Sanctions Compliance Officer. Mr. Donegan’s professional career has also included positions with a number of prominent investment banks, including Cantor Fitzgerald, RBC, Guggenheim, BNP Paribas and Nat West, and compliance roles at Mitsubishi UFJ and Hudson City Bancorp. Through his legal experience and compliance officer roles, Mr. Donegan has developed expertise in identifying risks and establishing policies and procedure to effectively manage those risks. Mr. Donegan’s understanding of banking and capital markets rules and the related regulatory processes will benefit the Company’s efforts to maintain industry best practices across the organization.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Investors

investors@beneficient.com

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.